Exhibit 99.1

Safe & Green Holdings Corp Announces Pricing of $4 Million Private Placement Priced At-the-Market Under Nasdaq Rules

Miami FL, May 6, 2024 (GLOBE NEWSWIRE) -- Safe & Green Holdings Corp. (NASDAQ: SGBX) (“Safe & Green Holdings” or the “Company”), a leading developer, designer, and fabricator of modular structures for residential, commercial, and point-of-care medicine, today announced that it has entered into a securities purchase agreement with a single institutional investor for the purchase and sale of 1,379,310 shares of its common stock (or common stock equivalents in lieu thereof) and warrants to purchase up to 2,758,620 shares of common stock at a combined offering price of $2.90 per share in a private placement priced at-the-market under Nasdaq rules. The warrants will have an exercise price of $2.65 per share, will be exercisable immediately following the date of issuance and will expire five years from the effective date of a registration statement registering such warrants for resale.

The closing of the offering is expected to occur on or about May 7, 2024, subject to the satisfaction of customary closing conditions. The gross proceeds from the offering are expected to be approximately $4.0 million. The Company intends to use the net proceeds from the offering for general corporate purposes and potential repayment of indebtedness.

A.G.P./Alliance Global Partners is acting as the sole placement agent for the offering.

The offer and sale of the foregoing securities is being made in a transaction not involving a public offering, and the securities have not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or applicable state securities laws. Accordingly, the securities may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws. Pursuant to an agreement entered into with the investor, the Company agreed to file a registration statement with the U.S. Securities and Exchange Commission (the “SEC”) covering the resale of the shares of common stock (including the shares of common stock underlying the warrants) to be issued to the investors no later than 15 days after the closing and to use commercially reasonable efforts to have the registration statement declared effective as promptly as practicable thereafter, and in any event no later than 45 days after the filing of the initial registration statement in the event of a “full review” by the SEC.

About Safe & Green Holdings Corp.

Safe & Green Holdings Corp., a leading modular solutions company, operates under core capabilities which include the development, design, and fabrication of modular structures, meeting the demand for safe and green solutions across various industries. The firm supports third-party and in-house developers, architects, builders, and owners in achieving faster execution, greener construction, and buildings of higher value. The Company’s subsidiary, Safe and Green Development Corporation, is a leading real estate development company. Formed in 2021, it focuses on the development of sites using purpose-built, prefabricated modules built from both wood and steel, sourced from one of SG Holdings’ factories and operated by the SG Echo subsidiary. For more information, visit https://www.safeandgreenholdings.com/ and follow us at @SGHcorp on Twitter

Safe Harbor Statement

Certain statements in this press release constitute “forward-looking statements” within the meaning of the federal securities laws. Words such as “may,” “might,” “will,” “should,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “predict,” “forecast,” “project,” “plan,” “intend” or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. These forward-looking statements are based upon current estimates and assumptions and include statements regarding the timing and completion of the proposed offering and the intended use of proceeds. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward-looking statements are subject to various risks and uncertainties, many of which are difficult to predict that could cause actual results to differ materially from current expectations and assumptions from those set forth or implied by any forward-looking statements including the ability to consummate the proposed offering when planned. A discussion of some of the material risks applicable to the Company can be found in the Company’s most recent Annual Report on Form 10-K for the year and in subsequent reports filed with the Securities and Exchange Commission. The information in this release is provided only as of the date of this release, and we undertake no obligation to update any forward-looking statements contained in this release on account of new information, future events, or otherwise, except as required by law.

Investor Relations:

Crescendo Communications, LLC

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